Item 1            Changes in Control of Registrant

                  Inapplicable

Item 2            Acquisition or Disposition of Assets

                  Inapplicable

Item 3            Bankruptcy or Receivership

                  Inapplicable

Item 4            Changes in Registrant's Certifying Accountant

                  The Company has engaged BDO Seidman, LLP as its independent accountants as of February 15, 1997. BDO Seidman, LLP will be conducting an audit of Oasis Oil Corporation for the period of March 1995 through December 1996.

Item 5            Other Events

                  Inapplicable

Item 6            Resignations of Registrant's Directors

                  Inapplicable

Item 7            Financial Statements and Exhibits

                  Inapplicable

Item 8            Change in Fiscal Year

                  Inapplicable

                                  Exhibit 16.2

                                    SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     As of Febuary 15, 1997                          OASIS OIL CORPORATION


                                                     By______________________
                                                       C. A. Beane, President

                                  Exhibit 16.2

                                      -53-